SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JULY 25, 2002
(To Prospectus dated January 16, 2002)


                                  CWMBS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   CHL Mortgage Pass-Through Trust 2002-HYB2
                                    Issuer

                                --------------


------------------------
The Class 1-A-1
Certificates represent
obligations of the trust         The Class 1-A-1 Certificates
only and do not
represent an interest in         o   This supplement relates to the offering of the Class 1-A-1 Certificates of the
or obligation of                     series referenced above. This supplement does not contain complete
CWMBS, Inc.,                         information about the offering of the Class 1-A-1 Certificates. Additional
Countrywide Home                     information is contained in the prospectus supplement dated July 25, 2002,
Loans, Inc.,                         prepared in connection with the offering of the offered certificates of the
Countrywide Home                     series referenced above and in the prospectus of the depositor dated January
Loans Servicing LP or                16, 2002. You are urged to read this supplement, the prospectus
any of their affiliates.             supplement and the prospectus in full.

This supplement may be           o   As of May 19, 2004, the class certificate balance of the Class 1-A-1
used to offer and sell the           Certificates was approximately $23,455,292.
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

June 10, 2004

                               THE MORTGAGE POOL

     As of May 1, 2004 (the "Reference Date"), loan group 1 included approximately 60 Mortgage Loans having an aggregate Stated Principal Balance of approximately $27,884,615, loan group 2 included approximately 121 Mortgage Loans having an aggregate Stated Principal Balance of approximately $17,558,652, loan group 3 included approximately 5 Mortgage Loans having an aggregate Stated Principal Balance of approximately $2,239,556, loan group 4 included approximately 16 Mortgage Loans having an aggregate Stated Principal Balance of approximately $5,226,033, loan group 5 included approximately 77 Mortgage Loans having an aggregate Stated Principal Balance of approximately $31,876,762, loan group 6 included approximately 55 Mortgage Loans having an aggregate Stated Principal Balance of approximately $23,153,837, loan group 7 included approximately 32 Mortgage Loans having an aggregate Stated Principal Balance of approximately $11,229,803.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                             As of May 1, 2004
                                              ------------------------------------------------------------------------------
                                                 Loan       Loan       Loan         Loan       Loan       Loan       Loan
                                                Group 1    Group 2    Group 3      Group 4    Group 5    Group 6    Group 7
                                              ---------- ---------- -----------  ---------- ---------- ---------- ----------
Total Number of Mortgage Loans.........            60       121          5           16         77         55         32
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
         30-59 days....................          6.67%     2.48%     20.00%        0.00%      5.19%      1.82%      3.13%
         60-89 days....................          1.67%     1.65%      0.00%        6.25%      1.30%      1.82%      0.00%
         90 days or more (excluding              0.00%     0.83%      0.00%        0.00%      0.00%      0.00%      0.00%
                                                 -----     -----      -----        -----      -----      -----      -----
         pending foreclosures).........
         Total Delinquencies...........          8.33%     4.96%     20.00%        6.25%      6.49%      3.64%      3.13%
                                                 =====     =====     ======        =====      =====      =====      =====
Foreclosures Pending...................          0.00%     2.48%      0.00%        0.00%      2.60%      0.00%      0.00%
                                                 -----     -----      -----        -----      -----      -----      -----
Total Delinquencies and foreclosures
pending................................          8.33%     7.44%     20.00%        6.25%      9.09%      3.64%      3.13%
                                                 =====     =====     ======        =====      =====      =====      =====

--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans in loan group 1, loan group 2, loan group 3, loan group 4, loan group 5, loan group 6 and loan group 7, as of the Reference Date is set forth in Exhibit 1 in tabular format Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure, Delinquency and Loss Experience

     Historically, a variety of factors, including the appreciation of real estate values, have limited Countrywide Home Loans' loss and delinquency experience on its portfolio of serviced mortgage loans. There can be no assurance that factors beyond the control of Countrywide Home Loans, such as national or local economic conditions or downturns in the real estate markets of its lending areas, will not result in increased rates of delinquencies and foreclosure losses in the future.

     A general deterioration of the real estate market in regions where the mortgaged properties are located may result in increases in delinquencies of loans secured by real estate, slower absorption rates of real estate into the market and lower sales prices for real estate. A general weakening of the economy may result in decreases in the financial strength of borrowers and decreases in the value of collateral serving as security for loans.

     If the real estate market and economy were to decline, Countrywide Home Loans may experience an increase in delinquencies on the loans it services and higher net losses on liquidated loans. The following tables summarize the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all conforming and non-conforming adjustable-rate mortgage loans originated or acquired by Countrywide Home Loans and serviced or master serviced by Countrywide Home Loans. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning in the servicing portfolio. The information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the mortgage loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the following tables will be indicative of the actual experience on the mortgage loans. The columns in the following tables may not total due to rounding.

                                       At February 28(29),                    At December 31,                 At March 31,
                                    --------------------------  ----------------------------------------   -----------------
                                       2000          2002            2002           2002          2003            2004
                                    ------------ -------------  -------------  -------------  ----------   -----------------
                                             (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Jumbo ARM Loans(1)
Number of loans                         10,401       11,678          11,957         21,567         98,334      135,132
Volume of loans                     $3,286,709   $3,798,037      $4,334,489     $8,063,387    $33,767,412  $45,321,777
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End
   30 - 59 days                           1.96%        2.79%           1.61%          1.18%          0.84%        0.73%
   60 - 89 days                           0.49         0.32            0.34           0.22           0.13         0.11
   90 days or more (excluding
   pending foreclosures)                  0.51         0.40            0.41           0.24           0.08         0.07
Total of delinquencies                    2.96%        3.51%           2.36%          1.65%          1.06%        0.91%
Foreclosures pending                      0.37%        0.40%           0.40%          0.21%          0.05%        0.05%
Total delinquencies and
   Foreclosures pending                   3.33%        3.91%           2.76%          1.86%          1.11%        0.96%
Losses on liquidated loans(2)         $(876,985)    $(47,952)       $(716,016)     $(189,554)      $(38,439)   $(579,926)

------------------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2002, (ii) the 10-month period ending on December 31, 2002, (iii) the 12 month periods ending on December 31, 2002 and December 31, 2003 and (iv) the 3-month period ending on March 31, 2004, respectively.




                                       At February 28(29),                    At December 31,                 At March 31,
                                    --------------------------  ----------------------------------------   -----------------
                                       2000          2002            2002           2002          2003            2004
                                    ------------ -------------  -------------  -------------  ----------   -----------------
                                             (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Conventional Conforming ARM
   Loans(1)
Number of loans                        56,026         60,410          71,005        131,842      274,725         311,991
Volume of loans                    $6,967,831     $7,944,482     $10,183,607    $21,024,981  $49,131,252     $56,825,213
Delinquent Mortgage Loans and
   Pending Foreclosures at
   Period End:
   30 - 59 days                       2.24%           2.12%          1.61%           1.07%        0.93%          0.79%
   60 - 89 days                       0.41            0.52           0.34            0.26         0.16           0.12
   90 days or more (excluding
   pending foreclosures)              0.54            0.41           0.35            0.20         0.11           0.08
Total of delinquencies                3.19%           3.05%          2.30%           1.53%        1.20%          0.99%
Foreclosure pending                   0.40%           0.39%          0.27%           0.12%        0.07%          0.07%
Total delinquencies and
   Foreclosures pending               3.59%           3.44%          2.57%           1.65%        1.26%          1.06%
Losses on liquidated loans(2)         N/A(3)       $(202,828)     $(465,570)      $(186,343)   $(514,687)     $(201,571)

------------------------
(1) "Number of loans" and "Volume of loans" reflect both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2) "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2002, (ii) the 10-month period ending on December 31, 2002 and (iii) the 12 month periods ending on December 31, 2002 and December 31, 2003 and (iv) the 3-month period ending on March 31, 2004, respectively.
(3) Information with respect to "Losses on liquidated loans" is not currently available for this period.

                  DESCRIPTION OF THE CLASS 1-A-1 CERTIFICATES

     The Class 1-A-1 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Priority of Distributions Among Certificates", " - Interest" and " - Principal."

     As of May 19, 2004 (the "Certificate Date"), the Class Certificate Balance of the Class 1-A-1 Certificates was approximately $23,455,292, evidencing a beneficial ownership interest of approximately 19.68% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $98,012,155 and evidenced in the aggregate a beneficial ownership interest of approximately 82.25% in the Trust Fund. As of the Certificate Date, the subordinated certificates had an aggregate principal balance of approximately $21,157,103 and evidenced in the aggregate a beneficial ownership interest of approximately 17.75% in the Trust Fund. For additional information with respect to the Class 1-A-1 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The May 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates - Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"):

     o the mortgage loans prepay at the specified constant percentages of CPR,

     o no defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced,

     o scheduled payments on the mortgage loans are received on the first day of each month, commencing in the calendar month following the Reference Date and are computed before giving effect to prepayments received on the last day of the prior month,

     o prepayments are allocated as described in the prospectus supplement without giving effect to loss and delinquency tests,

     o there are no Net Interest Shortfalls and prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month of the closing date,

     o the scheduled monthly payment for each mortgage loan has been calculated such that each mortgage loan will amortize in amounts sufficient to repay the current balance of the mortgage loan by its respective remaining term to maturity,

     o the Class Certificate Balance of the Class 1-A-1 Certificates is as set forth on the cover page of this Supplement or as described under "Description of the Certificates,"

     o interest accrues on the Class 1-A-1 Certificates at the applicable interest rate as described in the prospectus supplement,

     o distributions in respect of the Class 1-A-1 Certificates are received in cash on the 19th day of each month commencing in the calendar month following the closing date,

     o the closing date of the sale of the Class 1-A-1 Certificates is June 10, 2004,

     o the seller is not required to repurchase or substitute for any mortgage loan,

     o there is no exercise of the option to repurchase the mortgage loans described under "-- Optional Purchase of Defaulted Loans" and "-- Optional Termination" in the prospectus supplement,

     o    no class of certificates becomes a Restricted Class,

     o the levels of the Six-Month LIBOR, One-Year LIBOR and CMT Indices remain constant at 1.28%, 2.28% and 2.24% respectively,

     o the Mortgage Rate on each mortgage loan will be adjusted on each interest adjustment date (as necessary) to a rate equal to the applicable Mortgage Index (as described in the Prospectus Supplement), plus the Gross Margin, subject to Maximum Mortgage Rates, Minimum Mortgage Rates and Periodic Rate Caps (as applicable), and

     o scheduled monthly payments on each mortgage loan will be adjusted in the month immediately following the interest adjustment date (as necessary) for such mortgage loan to equal the fully amortizing payment described in the Prospectus Supplement.

     Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement assumes a constant prepayment rate ("CPR" or the "Prepayment Assumption"), which represents an assumed rate of prepayment each month of the then outstanding principal balance of a pool of mortgage loans. The Prepayment Assumption does not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the Mortgage Loans. There is no assurance that prepayments will occur at any of the Prepayment Assumption rate or at any other constant rate.

     While it is assumed that each of the Mortgage Loans prepays at the specified constant percentages of the Prepayment Assumption, this is not likely to be the case. Moreover, discrepancies may exist between the characteristics of the actual mortgage loans which will be delivered to the trustee and characteristics of the mortgage loans used in preparing the tables.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Class Certificate Balance of the Class 1-A-1 Certificates that would be outstanding after each of the dates shown at various constant percentages of Prepayment Model and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Structuring Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Model or at any constant percentage.

               Percent of Class Certificate Balance Outstanding

                                                 Percentage of the
                                               Prepayment Assumption
                                      ----------------------------------------
Distribution Date                     0%    10%   15%    25%   35%   45%   55%
-----------------                     ---   ---   ---    ---   ----  ----  ---
Initial.........................      100   100   100    100   100   100   100
June 2005.......................      98     88    82    72     61    50    40
June 2006.......................      97     77    68    53     39    27    17
June 2007.......................      95     68    57    39     25    15    8
June 2008.......................      92     60    47    28     16    8     3
June 2009.......................      90     53    39    21     10    4     1
June 2010.......................      88     46    33    15     6     2     1
June 2011.......................      86     41    27    11     4     1     0
June 2012.......................      83     35    22     8     3     1     0
June 2013.......................      81     31    18     6     2     0     0
June 2014.......................      78     27    15     4     1     0     0
June 2015.......................      75     23    12     3     1     0     0
June 2016.......................      72     20    10     2     0     0     0
June 2017.......................      69     17    8      2     0     0     0
June 2018.......................      66     15    7      1     0     0     0
June 2019.......................      62     13    5      1     0     0     0
June 2020.......................      59     11    4      1     0     0     0
June 2021.......................      55     9     3      0     0     0     0
June 2022.......................      51     8     3      0     0     0     0
June 2023.......................      47     6     2      0     0     0     0
June 2024.......................      43     5     2      0     0     0     0
June 2025.......................      38     4     1      0     0     0     0
June 2026.......................      33     3     1      0     0     0     0
June 2027.......................      28     2     1      0     0     0     0
June 2028.......................      23     2     0      0     0     0     0
June 2029.......................      18     1     0      0     0     0     0
June 2030.......................      12     1     0      0     0     0     0
June 2031.......................       6     0     0      0     0     0     0
June 2032.......................       0     0     0      0     0     0     0
June 2033.......................       0     0     0      0     0     0     0
Weighted Average Life (in years)**   16.96  7.18  5.21  3.16  2.15  1.56  1.16

--------------------------
(**)Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                              CREDIT ENHANCEMENT

     As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $0, $0 and $7,183,197 respectively.

                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     In General

          Prospective investors should consider carefully, and consult their tax advisers with respect to, the income tax consequences of an investment in the Class 1-A-1 Certificates discussed under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and under the section titled "Certain U.S. Federal Income Tax Documentation Requirements" herein.

          Certain U.S. Federal Income Tax Documentation Requirements

          A Beneficial Owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the Beneficial Owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (W-8BEN). In general, Beneficial Owners of certificates that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). If the information shown on Form W-8BEN changes a new Form W-8BEN must be filed within 30 days of the change. More complex rules apply if certificates are held through a non-U.S. intermediary (which includes an agent, nominee, custodian, or other person who holds a certificate for the account of another) or non-U.S. flow-through entity (which includes a partnership, trust, and certain fiscally transparent entities).

     Exemption for non-U.S. Persons with effectively connected income (Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States can obtain an exemption from the withholding tax by filing Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding or Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form W-8BEN). In general, Non-U.S. Persons that are Beneficial Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by Form W-8BEN (Certificate of Foreign Status of Beneficial Ownership for United States Tax Withholding). More complex rules apply where certificates are held through a Non-U.S. Intermediary or Non-U.S. Flow Through Entity.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Beneficial Owner of a Global Security files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency).

     Generally, a Form W-8BEN and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year unless a change in circumstances makes any information of the form incorrect. In addition, a Form W-8BEN furnished with a U.S. taxpayer identification number will remain in effect until a change of circumstances makes any information of the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to the beneficial owner who provided the form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) certain eligible trusts that elect to be taxed as U.S. Persons. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                             ERISA CONSIDERATIONS

     Prospective purchasers of the Class 1-A-1 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class 1-A-1 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan if the conditions for application of the Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

     Although the Exemption has been amended since July, 2002, the amendment did not make any changes that are material to the availability of exemptive relief for purchase of the Class 1-A-1 Certificates.

                                    RATINGS

     The Class 1-A-1 Certificates are currently rated "AAA" by Standard & Poor's, a division of the McGraw-Hill Companies, Inc., and "Aaa" by Moody's Investors Service, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class 1-A-1 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1

Summary of Mortgage Loans in Group 1
(As of Reference Date)

Total Number of Loans                                           60
Aggregate Principal Balance                                $27,884,615
Average Principal                                            $464,744                    $300,558 to $948,632
Weighted Average Mortgage Rate                                6.002%                       5.375% to 7.000%
Net Weighted Average Mortgage Rate                            5.743%                       5.116% to 6.741%
Weighted Average Original Term (months)                        360                            360 to 360
Weighted Average Remaining Term (months)                       336                            335 to 338
Weighted Average Combined LTV                                 68.45%                       34.88% to 94.81%
Weighted Average Gross Margin                                 2.369%                       2.250% to 2.750%
Weighted Average Months to Next Adjustment                      12                             11 to 14
Weighted Average Initial Periodic Cap                         2.000%                       2.000% to 2.000%
Weighted Average Subsequent Periodic Cap                      2.000%                       2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                       12.002%                      11.375% to 13.000%
Weighted Average Minimum Mortgage Rate                        2.369%                       2.250% to 2.750%


                                                 CURRENT PRINCIPAL BALANCES

Range of Current                        Number of                   Aggregate                  Percentage of Mortgage
Principal Balances ($)               Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
$300,000.01 - $350,000.00                  13                       $4,179,065                        14.99            %
$350,000.01 - $400,000.00                  14                       $5,270,532                        18.90
$400,000.01 - $450,000.00                   7                       $3,017,699                        10.82
$450,000.01 - $500,000.00                   5                       $2,344,191                         8.41
$500,000.01 - $550,000.00                   4                       $2,068,159                         7.42
$550,000.01 - $600,000.00                   5                       $2,905,995                        10.42
$600,000.01 - $650,000.00                   8                       $5,003,673                        17.94
$650,000.01 - $700,000.00                   1                         $684,280                         2.45
$700,000.01 - $750,000.00                   1                         $707,860                         2.54
$750,000.01 - $1,000,000.00                 2                       $1,703,160                         6.11
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                 CURRENT MORTGAGE RATES

                                        Number of                   Aggregate                  Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
5.375                                       3                       $1,434,349                         5.14            %
5.500                                       4                       $1,951,593                         7.00
5.625                                       5                       $2,197,879                         7.88
5.750                                       5                       $2,017,023                         7.23
5.875                                       8                       $5,023,296                        18.01
6.000                                       5                       $2,244,498                         8.05
6.125                                       8                       $3,247,711                        11.65
6.250                                      12                       $5,431,665                        19.48
6.375                                       6                       $2,920,303                        10.47
6.500                                       2                         $660,089                         2.37
6.875                                       1                         $380,422                         1.36
7.000                                       1                         $375,786                         1.35
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                              MONTHS REMAINING TO MATURITY

Range of Months                         Number of                   Aggregate                  Percentage of Mortgage
Remaining to Maturity                Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
301 - 360                                  60                      $27,884,615                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                             ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                   Aggregate                  Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                7                       $3,901,156                        13.99            %
50.01 - 55.00                               2                       $1,239,761                         4.45
55.01 - 60.00                               6                       $2,919,498                        10.47
60.01 - 65.00                               3                       $1,606,764                         5.76
65.01 - 70.00                              10                       $4,055,778                        14.54
70.01 - 75.00                               7                       $3,364,845                        12.07
75.01 - 80.00                              20                       $8,992,331                        32.25
80.01 - 85.00                               1                         $426,103                         1.53
85.01 - 90.00                               1                         $316,398                         1.13
90.01 - 95.00                               3                       $1,061,982                         3.81
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                GEOGRAPHIC DISTRIBUTION

                                        Number of                   Aggregate                  Percentage of Mortgage
State                                Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Arizona                                     4                       $2,267,227                         8.13            %
California                                 22                       $9,664,026                        34.66
Colorado                                    1                         $327,696                         1.18
Delaware                                    1                         $630,438                         2.26
Florida                                     8                       $4,000,252                        14.35
Georgia                                     1                         $357,356                         1.28
Illinois                                    2                         $941,615                         3.38
Kentucky                                    2                         $661,153                         2.37
Michigan                                    1                         $380,422                         1.36
Missouri                                    1                         $426,103                         1.53
New York                                    2                         $926,570                         3.32
Pennsylvania                                1                         $317,113                         1.14
Tennessee                                   1                         $599,501                         2.15
Texas                                       4                       $2,245,103                         8.05
Utah                                        2                         $974,372                         3.49
Virginia                                    1                         $312,256                         1.12
Washington                                  4                       $1,878,717                         6.74
Wisconsin                                   1                         $342,305                         1.23
Wyoming                                     1                         $632,392                         2.27
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                     PROPERTY TYPE

                                        Number of                   Aggregate                  Percentage of Mortgage
Property Type                        Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                    42                      $18,706,581                        67.09            %
Planned Unit Development                   16                       $8,353,903                        29.96
Low-rise Condominium                        1                         $453,881                         1.63
High-rise Condominium                       1                         $370,249                         1.33
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                      LOAN PURPOSE

                                        Number of                   Aggregate                  Percentage of Mortgage
Loan Purpose                         Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      49                      $22,860,133                        81.98            %
Refinance (cash-out)                       11                       $5,024,482                        18.02
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                       OCCUPANCY

                                        Number of                   Aggregate                  Percentage of Mortgage
Occupancy Type                       Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                             58                      $26,823,123                        96.19            %
Secondary Residence                         2                       $1,061,492                         3.81
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                        Number of                   Aggregate                  Percentage of Mortgage
Type of Program                      Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
Full/Alternative                           42                      $19,277,876                        69.13            %
Reduced                                    18                       $8,606,739                        30.87
----------------------------------------------------------------------------------------------------------------------
Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                        GROSS MARGIN

Range of                                Number of                   Aggregate                  Percentage of Mortgage
Gross Margin                         Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              60                      $27,884,615                          100            %
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                   NEXT RATE ADJUSTMENT DATE

Next Rate                               Number of                   Aggregate                  Percentage of Mortgage
Adjustment Date                      Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
April 2005                                 10                       $5,674,046                        20.35            %
May 2005                                   20                       $9,360,080                        33.57
June 2005                                  20                       $8,884,142                        31.86
July 2005                                  10                       $3,966,348                        14.22
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                 MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                   Aggregate                  Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
7 - 12                                     29                      $14,506,611                        52.02            %
13 - 18                                    31                      $13,378,004                        47.98
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                  MAXIMUM MORTGAGE RATE

Range of Maximum                        Number of                   Aggregate                  Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                            30                      $14,868,639                        53.32            %
12.001 - 13.000                            30                      $13,015,976                        46.68
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                INITIAL PERIODIC RATE CAP

Initial Periodic                        Number of                   Aggregate                  Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.000                                      60                      $27,884,615                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                              Number of                   Aggregate                  Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.000                                      60                      $27,884,615                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                  MINIMUM MORTGAGE RATE

Range of Minimum                        Number of                   Aggregate                  Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans             Principal Balance              Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              60                      $27,884,615                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================


                                                      LOAN PROGRAMS

                                        Number of                   Aggregate                 Percentage of Mortgage
Loan Programs                        Mortgage Loans             Principal Balance             Loans in Loan Group 1
----------------------------------------------------------------------------------------------------------------------
3/1 LIBOR                                  60                      $27,884,615                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      60                      $27,884,615                       100.00            %
========================================================================================================================

Summary of Mortgage Loans in Group 2
(As of Reference Date)

Total Number of Loans                                           121
Aggregate Principal Balance                                $17,558,652
Average Principal                                            $145,113                    $47,244  to $292,653
Weighted Average Mortgage Rate                                 5.682%                     4.000%  to 7.375%
Net Weighted Average Mortgage Rate                             5.359%                     3.741%  to 6.491%
Weighted Average Original Term (months)                         360                          360  to 360
Weighted Average Remaining Term (months)                        335                          332  to 337
Weighted Average Combined LTV                                  83.38%                     72.02%  to 95.00%
Weighted Average Gross Margin                                  2.351%                     2.250%  to 3.375%
Weighted Average Months to Next Adjustment                      11                             8  to 13
Weighted Average Initial Periodic Cap                          2.000%                     2.000%  to 2.000%
Weighted Average Subsequent Periodic Cap                       2.000%                     2.000%  to 2.000%
Weighted Average Maximum Mortgage Rate                        11.682%                    10.000%  to 13.375%
Weighted Average Minimum Mortgage Rate                         2.351%                     2.250%  to 3.375%


                                                 CURRENT PRINCIPAL BALANCES

Range of Current                       Number of                   Aggregate                 Percentage of Mortgage
Principal Balances ($)               Mortgage Loans             Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
$0.01 - $50,000.00                          1                          $47,244                         0.27            %
$50,000.01 - $100,000.00                   26                       $2,108,575                        12.01
$100,000.01 - $150,000.00                  45                       $5,559,887                        31.66
$150,000.01 - $200,000.00                  27                       $4,573,278                        26.05
$200,000.01 - $250,000.00                  14                       $3,061,235                        17.43
$250,000.01 - $300,000.00                   8                       $2,208,434                        12.58
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                    CURRENT MORTGAGE RATES

                                       Number of                   Aggregate                 Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
4.000                                       1                         $246,270                         1.40            %
4.250                                       1                         $146,536                         0.83
4.375                                       1                         $167,487                         0.95
4.500                                       3                         $559,695                         3.19
4.625                                       1                         $137,482                         0.78
4.750                                       2                         $186,470                         1.06
4.875                                       2                         $343,426                         1.96
5.000                                       3                         $384,835                         2.19
5.125                                       8                       $1,196,611                         6.81
5.250                                       8                       $1,266,928                         7.22
5.375                                       6                         $927,541                         5.28
5.500                                      11                       $1,514,707                         8.63
5.625                                       8                         $928,249                         5.29
5.750                                      13                       $1,852,953                        10.55
5.875                                      16                       $2,470,992                        14.07
6.000                                      11                       $1,604,059                         9.14
6.125                                       4                         $378,462                         2.16
6.250                                       6                         $963,485                         5.49
6.375                                       2                         $280,232                         1.60
6.500                                       6                         $542,848                         3.09
6.625                                       1                         $179,460                         1.02
6.750                                       4                         $754,818                         4.30
7.000                                       2                         $355,988                         2.03
7.375                                       1                         $169,117                         0.96
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                               MONTHS REMAINING TO MATURITY

Range of Months                        Number of                   Aggregate                 Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
301 - 360                                 121                      $17,558,652                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                      Number of                   Aggregate                 Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
70.01 - 75.00                              12                       $1,584,334                         9.02            %
75.01 - 80.00                              69                      $10,490,839                        59.75
80.01 - 85.00                               1                         $146,957                         0.84
90.01 - 95.00                              39                       $5,336,522                        30.39
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                  GEOGRAPHIC DISTRIBUTION

                                       Number of                   Aggregate                 Percentage of Mortgage
State                                Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Alabama                                     5                         $540,160                         3.08            %
Arizona                                     6                       $1,089,922                         6.21
California                                  4                         $869,551                         4.95
Colorado                                    8                       $1,512,344                         8.61
Delaware                                    1                         $212,993                         1.21
Florida                                     4                         $472,392                         2.69
Georgia                                     7                       $1,216,868                         6.93
Iowa                                        1                         $105,079                         0.60
Illinois                                    3                         $597,345                         3.40
Indiana                                     7                         $743,330                         4.23
Kansas                                      3                         $446,910                         2.55
Kentucky                                    3                         $440,425                         2.51
Lousiana                                    1                          $71,995                         0.41
Michigan                                    6                         $793,619                         4.52
Minnesota                                   3                         $454,480                         2.59
Missouri                                    2                         $181,749                         1.04
North Carolina                             14                       $1,680,993                         9.57
New Mexico                                  1                         $125,463                         0.71
Nevada                                      1                         $142,647                         0.81
Ohio                                        6                         $800,376                         4.56
Oklahoma                                    1                         $111,370                         0.63
Oregon                                      3                         $444,523                         2.53
Pennsylvania                                6                         $600,822                         3.42
Tennessee                                   2                         $235,209                         1.34
Texas                                       5                         $864,643                         4.92
Utah                                        4                         $586,286                         3.34
Virginia                                    2                         $360,228                         2.05
Washington                                  7                       $1,127,685                         6.42
Wisconsin                                   5                         $729,244                         4.15
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                       PROPERTY TYPE

                                       Number of                   Aggregate                 Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                    85                      $11,910,557                        67.83            %
Planned Unit Development                   21                       $3,771,191                        21.48
Low-rise Condominium                       11                       $1,538,861                         8.76
Manufactured Housing (1)                    3                         $282,950                         1.61
2-4 Unit Residence                          1                          $55,093                         0.31
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================

(1) Treated as real property.


                                                       LOAN PURPOSE

                                       Number of                   Aggregate                 Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      94                      $13,630,327                        77.63            %
Refinance (cash-out)                       27                       $3,928,325                        22.37
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                         OCCUPANCY

                                       Number of                   Aggregate                 Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                            116                      $16,939,329                        96.47            %
Investment Property                         5                         $619,323                         3.53
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                       Number of                   Aggregate                 Percentage of Mortgage
Type of Program                      Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
Full/Alternative                          117                      $16,876,025                        96.11            %
Reduced                                     4                         $682,627                         3.89
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                       GROSS MARGIN

Range of                               Number of                   Aggregate                 Percentage of Mortgage
Gross Margin                         Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                             112                      $15,989,215                        91.06            %
3.001 - 4.000                               9                       $1,569,437                         8.94
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                              Number of                   Aggregate                 Percentage of Mortgage
Adjustment Date                      Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
January 2005                                1                          $71,381                         0.41            %
February 2005                               4                         $606,665                         3.46
March 2005                                 35                       $5,050,894                        28.77
April 2005                                 27                       $3,524,121                        20.07
May 2005                                   38                       $5,917,691                         33.7
June 2005                                  16                       $2,387,901                        13.60
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to           Number of                   Aggregate                 Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
7 - 12                                    105                      $15,170,751                         86.4            %
13 - 18                                    16                       $2,387,901                         13.6
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                       Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                              1                         $246,270                         1.40            %
10.001 - 11.000                            13                       $1,925,932                        10.97
11.001 - 12.000                            81                      $11,762,040                        66.99
12.001 - 13.000                            25                       $3,455,293                        19.68
13.001 - 14.000                             1                         $169,117                         0.96
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                       Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
2.000                                     121                      $17,558,652                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                             Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
2.000                                     121                      $17,558,652                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                   MINIMUM MORTGAGE RATE

Range of Minimum                       Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                             112                      $15,989,215                        91.06            %
3.001 - 4.000                               9                       $1,569,437                         8.94
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


                                                       LOAN PROGRAMS

                                       Number of                   Aggregate                 Percentage of Mortgage
Loan Programs                        Mortgage Loans            Principal Balance             Loans in Loan Group 2
----------------------------------------------------------------------------------------------------------------------
3/1 LIBOR                                 121                      $17,558,652                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                     121                      $17,558,652                       100.00            %
========================================================================================================================


Summary of Mortgage Loans in Group 3
(As of Reference Date)

Total Number of Loans                                        5
Aggregate Principal Balance                              $2,239,556
Average Principal                                         $447,911                    $305,013  to $633,840
Weighted Average Mortgage Rate                             6.140%                       5.875%  to 6.250%
Net Weighted Average Mortgage Rate                         5.881%                       5.616%  to 5.991%
Weighted Average Original Term (months)                     360                            360  to 360
Weighted Average Remaining Term (months)                    337                            336  to 338
Weighted Average Combined LTV                              73.70%                       54.06%  to 90.00%
Weighted Average Gross Margin                              2.750%                       2.750%  to 2.750%
Weighted Average Months to Next Adjustment                   13                             12  to 14
Weighted Average Initial Periodic Cap                      2.000%                       2.000%  to 2.000%
Weighted Average Subsequent Periodic Cap                   2.000%                       2.000%  to 2.000%
Weighted Average Maximum Mortgage Rate                    12.140%                      11.875%  to 12.250%
Weighted Average Minimum Mortgage Rate                     2.750%                       2.750%  to 2.750%

                                                CURRENT PRINCIPAL BALANCES

Range of Current                        Number of                  Aggregate                 Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
$300,000.01 - $350,000.00                   2                         $635,676                        28.38            %
$350,000.01 - $400,000.00                   1                         $379,864                        16.96
$550,000.01 - $600,000.00                   1                         $590,176                        26.35
$600,000.01 - $650,000.00                   1                         $633,840                        28.30
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                  CURRENT MORTGAGE RATES

                                        Number of                  Aggregate                 Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
5.875                                       1                         $330,662                        14.76            %
6.125                                       2                         $970,040                        43.31
6.250                                       2                         $938,854                        41.92
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                               MONTHS REMAINING TO MATURITY

Range of Months                         Number of                  Aggregate                 Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
301 - 360                                   5                       $2,239,556                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                  Aggregate                 Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
50.01 - 55.00                               1                         $633,840                        28.30            %
75.01 - 80.00                               3                       $1,300,702                        58.08
85.01 - 90.00                               1                         $305,013                        13.62
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                  GEOGRAPHIC DISTRIBUTION

                                       Number of                   Aggregate                 Percentage of Mortgage
State                                Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
California                                  2                         $895,189                        39.97            %
Delaware                                    1                         $633,840                        28.30
Idaho                                       1                         $330,662                        14.76
Texas                                       1                         $379,864                        16.96
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                       PROPERTY TYPE

                                       Number of                   Aggregate                 Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
Planned Unit Development                    2                       $1,013,704                        45.26            %
Single Family Residence                     2                         $920,839                        41.12
Low-rise Condominium                        1                         $305,013                        13.62
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                       LOAN PURPOSE

                                       Number of                   Aggregate                 Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                       4                       $1,605,715                        71.70            %
Refinance (cash-out)                        1                         $633,840                        28.30
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                         OCCUPANCY

                                       Number of                   Aggregate                 Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                              5                       $2,239,556                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                       Number of                   Aggregate                 Percentage of Mortgage
Type of Program                      Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
Full/Alternative                            5                       $2,239,556                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                       GROSS MARGIN

Range of                              Number of                   Aggregate                 Percentage of Mortgage
Gross Margin                        Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                               5                       $2,239,556                          100            %
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                              Number of                   Aggregate                 Percentage of Mortgage
Adjustment Date                      Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
May 2005                                    2                         $964,503                        43.07            %
June 2005                                   2                         $684,877                        30.58
July 2005                                   1                         $590,176                        26.35
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to           Number of                   Aggregate                 Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
7 - 12                                      2                         $964,503                        43.07            %
13 - 18                                     3                       $1,275,053                       56.93
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                       Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                             1                         $330,662                        14.76            %
12.001 - 13.000                             4                       $1,908,893                        85.24
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                       Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
2.000                                       5                       $2,239,556                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                             Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
2.000                                       5                       $2,239,556                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                   MINIMUM MORTGAGE RATE

Range of Minimum                       Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                               5                       $2,239,556                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


                                                       LOAN PROGRAMS

                                       Number of                   Aggregate                 Percentage of Mortgage
Loan Programs                        Mortgage Loans            Principal Balance             Loans in Loan Group 3
----------------------------------------------------------------------------------------------------------------------
3/1 CMT                                     5                       $2,239,556                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                       5                       $2,239,556                       100.00            %
========================================================================================================================


Summary of Mortgage Loans in Group 4
(As of Reference Date)

Total Number of Loans                                       16
Aggregate Principal Balance                             $5,226,033
Average Principal                                        $326,627                    $105,776  to $457,600
Weighted Average Mortgage Rate                            6.719%                       5.875%  to 7.000%
Net Weighted Average Mortgage Rate                        6.460%                       5.616%  to 6.741%
Weighted Average Original Term (months)                    360                            360  to 360
Weighted Average Remaining Term (months)                   336                            331  to 337
Weighted Average Combined LTV                             78.22%                       71.75%  to 87.97%
Weighted Average Gross Margin                             2.753%                       2.750%  to 2.875%
Weighted Average Months to Next Adjustment                  12                              7  to 13
Weighted Average Initial Periodic Cap                     4.911%                       1.000%  to 5.000%
Weighted Average Subsequent Periodic Cap                  1.000%                       1.000%  to 1.000%
Weighted Average Maximum Mortgage Rate                   12.719%                      11.875%  to 13.000%
Weighted Average Minimum Mortgage Rate                    2.753%                       2.750%  to 2.875%

                                                CURRENT PRINCIPAL BALANCES

Range of Current                        Number of                  Aggregate                 Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
$100,000.01 - $150,000.00                   2                         $221,489                         4.24            %
$200,000.01 - $250,000.00                   1                         $214,013                         4.10
$250,000.01 - $300,000.00                   1                         $254,646                         4.87
$300,000.01 - $350,000.00                   4                       $1,286,157                        24.61
$350,000.01 - $400,000.00                   4                       $1,514,342                        28.98
$400,000.01 - $450,000.00                   3                       $1,277,786                        24.45
$450,000.01 - $500,000.00                   1                         $457,600                         8.76
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                  CURRENT MORTGAGE RATES

                                        Number of                  Aggregate                 Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
5.875                                       1                         $115,713                         2.21            %
6.250                                       2                         $631,141                        12.08
6.500                                       2                         $652,898                        12.49
6.625                                       1                         $390,970                         7.48
6.750                                       2                         $860,659                        16.47
6.875                                       5                       $1,430,124                        27.37
7.000                                       3                       $1,144,528                        21.90
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                               MONTHS REMAINING TO MATURITY

Range of Months                         Number of                  Aggregate                 Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
301 - 360                                  16                       $5,226,033                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                  Aggregate                 Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
70.01 - 75.00                               3                       $1,134,242                        21.70            %
75.01 - 80.00                              12                       $3,976,078                        76.08
85.01 - 90.00                               1                         $115,713                         2.21
----------------------------------------------------------------------------------------------------------------------
Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                  GEOGRAPHIC DISTRIBUTION

                                        Number of                  Aggregate                 Percentage of Mortgage
State                                Mortgage Loans            Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Arizona                                     2                         $489,257                         9.36            %
California                                  5                       $1,968,744                        37.67
Colorado                                    3                         $833,975                        15.96
Connecticut                                 1                         $336,384                         6.44
Florida                                     1                         $417,127                         7.98
Illinois                                    1                         $457,600                         8.76
Indiana                                     1                         $115,713                         2.21
Maryland                                    1                         $254,646                         4.87
Virginia                                    1                         $352,587                         6.75
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                       PROPERTY TYPE

                                        Number of                  Aggregate                 Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Planned Unit Development                    7                       $2,519,226                        48.21            %
Single Family Residence                     7                       $1,940,490                        37.13
Low-rise Condominium                        2                         $766,317                        14.66
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                       LOAN PURPOSE

                                        Number of                  Aggregate                 Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                       4                       $1,556,634                        29.79            %
Refinance (cash-out)                       12                       $3,669,399                        70.21
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                         OCCUPANCY

                                        Number of                  Aggregate                 Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                             16                       $5,226,033                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                       Number of                  Aggregate                 Percentage of Mortgage
Type of Program                      Mortgage Loans           Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
Reduced                                    14                       $4,780,509                        91.47            %
Full/Alternative                            2                         $445,525                         8.53
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                       GROSS MARGIN

Range of                               Number of                  Aggregate                 Percentage of Mortgage
Gross Margin                         Mortgage Loans           Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              16                       $5,226,033                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                              Number of                  Aggregate                 Percentage of Mortgage
Adjustment Date                      Mortgage Loans           Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
December 2004                               1                         $115,713                         2.21            %
May 2005                                    9                       $3,213,074                        61.48
June 2005                                   6                       $1,897,246                         36.3
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to           Number of                  Aggregate                 Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans           Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
7 - 12                                     10                       $3,328,787                         63.7            %
13 - 18                                     6                       $1,897,246                         36.3
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                       Number of                  Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans           Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                             1                         $115,713                         2.21            %
12.001 - 13.000                            15                       $5,110,320                        97.79
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                       Number of                  Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans           Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
1.000                                       1                         $115,713                         2.21            %
5.000                                      15                       $5,110,320                        97.79
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                             Number of                  Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans           Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
1.000                                      18                       $5,226,033                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                   MINIMUM MORTGAGE RATE

Range of Minimum                       Number of                  Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans           Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              16                       $5,226,033                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================


                                                       LOAN PROGRAMS

                                       Number of                  Aggregate                 Percentage of Mortgage
Loan Programs                        Mortgage Loans           Principal Balance             Loans in Loan Group 4
----------------------------------------------------------------------------------------------------------------------
3/27 LIBOR                                 16                       $5,226,033                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      16                       $5,226,033                       100.00            %
========================================================================================================================

Summary of Mortgage Loans in Group 5
(As of Reference Date)

Total Number of Loans                                        77
Aggregate Principal Balance                             $31,876,762
Average Principal                                         $413,984               $196,477 to $822,295
Weighted Average Mortgage Rate                             6.263%                  5.000% to 7.125%
Net Weighted Average Mortgage Rate                         5.983%                  4.741% to 6.616%
Weighted Average Original Term (months)                     360                       360 to 360
Weighted Average Remaining Term (months)                    337                       331 to 339
Weighted Average Combined LTV                              74.91%                  32.24% to 95.00%
Weighted Average Gross Margin                              2.299%                  2.250% to 3.125%
Weighted Average Months to Next Adjustment                   37                        31 to 39
Weighted Average Initial Periodic Cap                      4.982%                  2.000% to 5.000%
Weighted Average Subsequent Periodic Cap                   2.000%                  2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                    11.263%                 10.000% to 12.125%
Weighted Average Minimum Mortgage Rate                     2.299%                  2.250% to 3.125%

                                                CURRENT PRINCIPAL BALANCES

Range of Current                        Number of                  Aggregate                 Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
$150,000.01 - $200,000.00                   1                         $196,477                         0.62            %
$200,000.01 - $250,000.00                   1                         $231,263                         0.73
$250,000.01 - $300,000.00                   2                         $591,150                         1.85
$300,000.01 - $350,000.00                  22                       $7,231,824                        22.69
$350,000.01 - $400,000.00                  20                       $7,487,942                        23.49
$400,000.01 - $450,000.00                   8                       $3,445,110                        10.81
$450,000.01 - $500,000.00                   8                       $3,765,309                        11.81
$500,000.01 - $550,000.00                   6                       $3,153,570                         9.89
$550,000.01 - $600,000.00                   3                       $1,691,662                         5.31
$600,000.01 - $650,000.00                   4                       $2,513,483                         7.89
$700,000.01 - $750,000.00                   1                         $746,678                         2.34
$750,000.01 - $1,000,000.00                 1                         $822,295                         2.58
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                  CURRENT MORTGAGE RATES

                                        Number of                  Aggregate                 Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
5.000                                       1                         $369,503                         1.16            %
5.500                                       1                         $631,200                         1.98
5.625                                       1                         $316,773                         0.99
5.750                                       5                       $2,352,758                         7.38
5.875                                       5                       $2,077,928                         6.52
6.000                                       8                       $3,023,625                         9.49
6.125                                      12                       $5,043,451                        15.82
6.250                                       8                       $3,189,028                        10.00
6.375                                      12                       $4,583,343                        14.38
6.500                                      10                       $4,033,773                        12.65
6.625                                       4                       $1,671,752                         5.24
6.750                                       4                       $2,185,734                         6.86
6.875                                       5                       $2,022,909                         6.35
7.125                                       1                         $374,986                         1.18
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                               MONTHS REMAINING TO MATURITY

Range of Months                         Number of                  Aggregate                 Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
301 - 360                                  77                      $31,876,762                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                  Aggregate                 Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                4                       $1,540,311                         4.83            %
55.01 - 60.00                               2                       $1,008,413                         3.16
60.01 - 65.00                               3                       $1,570,380                         4.93
65.01 - 70.00                               7                       $3,502,092                        10.99
70.01 - 75.00                              13                       $5,056,198                        15.86
75.01 - 80.00                              41                      $16,616,150                        52.13
85.01 - 90.00                               3                       $1,149,351                         3.61
90.01 - 95.00                               4                       $1,433,867                         4.50
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                  GEOGRAPHIC DISTRIBUTION

                                        Number of                  Aggregate                 Percentage of Mortgage
State                                Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
Arizona                                     3                       $1,188,512                         3.73            %
California                                 41                      $16,343,824                        51.27
Colorado                                    4                       $1,697,814                         5.33
Florida                                     4                       $1,564,228                         4.91
Georgia                                     2                         $854,366                         2.68
Illinois                                    1                         $435,175                         1.37
Kentucky                                    1                         $370,405                         1.16
Maryland                                    1                         $332,501                         1.04
Michigan                                    1                         $314,890                         0.99
Missouri                                    2                       $1,211,897                         3.80
North Carolina                              1                         $299,082                         0.94
Nevada                                      1                         $303,849                         0.95
New York                                    2                       $1,088,550                         3.41
Ohio                                        1                         $374,986                         1.18
Oregon                                      1                         $476,986                         1.50
Texas                                       4                       $1,802,043                         5.65
Utah                                        2                       $1,204,758                         3.78
Virginia                                    2                         $807,506                         2.53
Washington                                  3                       $1,205,391                         3.78
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                       PROPERTY TYPE

                                        Number of                  Aggregate                 Percentage of Mortgage
Property Type                        Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                    48                      $19,946,415                        62.57            %
Planned Unit Development                   24                      $10,019,204                        31.43
Low-rise Condominium                        2                         $723,794                         2.27
High-rise Condominium                       2                         $715,701                         2.25
2-4 Unit Property                           1                         $471,649                         1.48
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                       LOAN PURPOSE

                                        Number of                  Aggregate                 Percentage of Mortgage
Loan Purpose                         Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      66                      $27,894,683                        87.51            %
Refinance (cash-out)                       11                       $3,982,079                        12.49
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                         OCCUPANCY

                                        Number of                  Aggregate                 Percentage of Mortgage
Occupancy Type                       Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                             73                      $30,067,851                        94.33            %
Secondary Residence                         4                       $1,808,911                         5.67
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                        Number of                  Aggregate                 Percentage of Mortgage
Type of Program                      Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
Full/Alternative                           56                      $23,533,268                        73.83            %
Reduced                                    21                       $8,343,494                        26.17
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                       GROSS MARGIN

Range of                                Number of                  Aggregate                 Percentage of Mortgage
Gross Margin                         Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              75                      $31,112,382                        97.60            %
3.001 - 4.000                               2                         $764,380                         2.40
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                              Number of                   Aggregate                 Percentage of Mortgage
Adjustment Date                      Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
December 2006                               2                         $730,713                         2.29            %
January 2007                                2                         $495,559                         1.55
April 2007                                  5                       $2,198,857                          6.9
May 2007                                   16                       $6,627,813                        20.79
June 2007                                  21                       $8,727,804                        27.38
July 2007                                  27                      $11,558,816                        36.26
August 2007                                 4                       $1,537,199                         4.82
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to           Number of                   Aggregate                 Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
25 - 31                                     2                         $730,713                         2.29            %
32 - 37                                    44                      $18,050,034                        56.62
38 - 42                                    31                      $13,096,015                        41.08
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                       Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
9.001 - 10.000                              1                         $369,503                         1.16            %
10.001 - 11.000                            20                       $8,402,284                        26.36
11.001 - 12.000                            55                      $22,729,989                        71.31
12.001 - 13.000                             1                         $374,986                         1.18
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                       Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
2.000                                       1                         $196,477                         0.62            %
5.000                                      76                      $31,680,285                        99.38
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                             Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
2.000                                      77                      $31,876,762                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                   MINIMUM MORTGAGE RATE

Range of Minimum                       Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              75                      $31,112,382                        97.60            %
3.001 - 4.000                               2                         $764,380                         2.40
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================


                                                       LOAN PROGRAMS

                                       Number of                   Aggregate                 Percentage of Mortgage
Loan Programs                        Mortgage Loans            Principal Balance             Loans in Loan Group 5
----------------------------------------------------------------------------------------------------------------------
5/1 LIBOR                                  77                      $31,876,762                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      77                      $31,876,762                       100.00            %
========================================================================================================================

Summary of Mortgage Loans in Group 6
(As of Reference Date)

Total Number of Loans                                        55
Aggregate Principal Balance                             $23,153,837
Average Principal                                         $420,979                     $87,947 to $999,950
Weighted Average Mortgage Rate                             6.944%                       6.125% to 8.125%
Net Weighted Average Mortgage Rate                         6.685%                       5.866% to 7.866%
Weighted Average Original Term (months)                     360                            360 to 360
Weighted Average Remaining Term (months)                    336                            330 to 337
Weighted Average Combined LTV                              74.74%                       33.81% to 80.00%
Weighted Average Gross Margin                              2.728%                       2.250% to 2.750%
Weighted Average Months to Next Adjustment                   36                             30 to 37
Weighted Average Initial Periodic Cap                      5.000%                       5.000% to 5.000%
Weighted Average Subsequent Periodic Cap                   1.000%                       1.000% to 1.000%
Weighted Average Maximum Mortgage Rate                    11.951%                      11.125% to 13.125%
Weighted Average Minimum Mortgage Rate                     2.728%                       2.250% to 2.750%

                                                CURRENT PRINCIPAL BALANCES

Range of Current                        Number of                  Aggregate                 Percentage of Mortgage
Principal Balances ($)               Mortgage Loans            Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                    1                          $87,947                         0.38            %
$100,000.01 - $150,000.00                   2                         $259,276                         1.12
$200,000.01 - $250,000.00                   4                         $893,934                         3.86
$300,000.01 - $350,000.00                  18                       $5,884,874                        25.42
$350,000.01 - $400,000.00                   9                       $3,450,661                        14.90
$400,000.01 - $450,000.00                   5                       $2,143,521                         9.26
$450,000.01 - $500,000.00                   3                       $1,451,066                         6.27
$500,000.01 - $550,000.00                   5                       $2,554,025                        11.03
$600,000.01 - $650,000.00                   3                       $1,859,458                         8.03
$700,000.01 - $750,000.00                   1                         $750,000                         3.24
$750,000.01 - $1,000,000.00                 4                       $3,819,075                        16.49
----------------------------------------------------------------------------------------------------------------------

Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                  CURRENT MORTGAGE RATES

                                        Number of                  Aggregate                 Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans            Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
6.125                                       2                         $446,947                         1.93            %
6.500                                       3                       $1,311,683                         5.67
6.625                                       6                       $3,553,162                        15.35
6.750                                       6                       $2,200,006                         9.50
6.875                                      14                       $6,031,307                        26.05
7.000                                       7                       $2,344,929                        10.13
7.125                                       6                       $2,328,329                        10.06
7.250                                       4                       $1,615,182                         6.98
7.375                                       4                       $1,769,577                         7.64
7.500                                       2                       $1,156,716                         5.00
8.125                                       1                         $396,000                         1.71
----------------------------------------------------------------------------------------------------------------------

Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                               MONTHS REMAINING TO MATURITY

Range of Months                         Number of                  Aggregate                 Percentage of Mortgage
Remaining to Maturity                Mortgage Loans            Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
301 - 360                                  55                      $23,153,837                       100.00            %
----------------------------------------------------------------------------------------------------------------------

Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                  Aggregate                 Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans            Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                2                         $820,120                         3.54            %
50.01 - 55.00                               1                         $999,950                         4.32
55.01 - 60.00                               2                         $864,460                         3.73
60.01 - 65.00                               2                       $1,085,146                         4.69
65.01 - 70.00                               1                         $395,000                         1.71
70.01 - 75.00                               4                       $2,201,096                         9.51
75.01 - 80.00                              43                      $16,788,065                        72.51
----------------------------------------------------------------------------------------------------------------------

Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                  GEOGRAPHIC DISTRIBUTION

                                       Number of                   Aggregate                 Percentage of Mortgage
State                               Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
Arizona                                     1                         $511,825                         2.21            %
California                                 38                      $17,001,412                        73.43
Colorado                                    1                         $309,792                         1.34
District of Columbia                        1                         $351,979                         1.52
Georgia                                     4                       $1,289,445                         5.57
Illinois                                    2                         $789,795                         3.41
Minnesota                                   1                         $513,148                         2.22
Nevada                                      1                         $207,736                         0.90
New York                                    1                         $999,950                         4.32
Oregon                                      1                         $332,665                         1.44
Texas                                       1                          $87,947                         0.38
Washington                                  3                         $758,143                         3.27
----------------------------------------------------------------------------------------------------------------------

Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                       PROPERTY TYPE

                                        Number of                   Aggregate                 Percentage of Mortgage
Property Type                        Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                    36                      $15,591,378                        67.34            %
Planned Unit Development                   11                       $4,507,052                        19.47
Low-rise Condominium                        8                       $3,055,407                        13.20
----------------------------------------------------------------------------------------------------------------------

Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                       LOAN PURPOSE

                                        Number of                   Aggregate                 Percentage of Mortgage
Loan Purpose                         Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      36                      $15,865,670                        68.52           %
Refinance (cash-out)                       19                       $7,288,168                        31.48
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                         OCCUPANCY

                                        Number of                   Aggregate                 Percentage of Mortgage
Occupancy Type                       Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                             54                      $23,031,938                        99.47            %
Investor Property                           1                         $121,899                         0.53
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                        Number of                   Aggregate                 Percentage of Mortgage
Type of Program                      Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
Reduced                                    43                      $17,582,291                        75.94            %
Full/Alternative                           12                       $5,571,546                        24.06
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                       GROSS MARGIN

Range of                                Number of                   Aggregate                 Percentage of Mortgage
Gross Margin                         Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              55                      $23,153,837                          100            %
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                               Number of                   Aggregate                 Percentage of Mortgage
Adjustment Date                      Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
November 2006                               1                          $87,947                         0.38            %
April 2007                                  4                       $1,623,612                         7.01
May 2007                                   23                       $9,636,488                        41.62
June 2007                                  27                      $11,805,791                        50.99
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                   Aggregate                 Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
25 - 31                                     1                          $87,947                         0.38            %
32 - 37                                    54                      $23,065,891                        99.62
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                        Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
11.001 - 12.000                            37                      $15,800,087                        68.24            %
12.001 - 13.000                            16                       $6,869,804                        29.67
13.001 - 14.000                             2                         $483,947                         2.09
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                        Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
5.000                                      55                      $23,153,837                       100.00            %
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                              Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
1.000                                      55                      $23,153,837                       100.00            %
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                   MINIMUM MORTGAGE RATE

Range of Minimum                        Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              55                      $23,153,837                       100.00            %
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================


                                                       LOAN PROGRAMS

                                        Number of                   Aggregate                 Percentage of Mortgage
Loan Programs                        Mortgage Loans             Principal Balance             Loans in Loan Group 6
----------------------------------------------------------------------------------------------------------------------
5/25 LIBOR                                 55                      $23,153,837                       100.00            %
----------------------------------------------------------------------------------------------------------------------
Total                                      55                      $23,153,837                       100.00            %
========================================================================================================================

Summary of Mortgage Loans in Group 7
(As of Reference Date)

Total Number of Loans                                        32
Aggregate Principal Balance                             $11,229,803
Average Principal                                          $350,931                   $59,412 to $887,697
Weighted Average Mortgage Rate                              6.150%                     5.250% to 6.875%
Net Weighted Average Mortgage Rate                          5.891%                     4.991% to 6.616%
Weighted Average Original Term (months)                      360                        360   to 360
Weighted Average Remaining Term (months)                     335                        330   to 338
Weighted Average Combined LTV                               72.10%                     43.04% to 88.84%
Weighted Average Gross Margin                               2.520%                     2.250% to 2.750%
Weighted Average Months to Next Adjustment                    60                         54   to 92
Weighted Average Initial Periodic Cap                       5.000%                     5.000% to 5.000%
Weighted Average Subsequent Periodic Cap                    2.000%                     2.000% to 2.000%
Weighted Average Maximum Mortgage Rate                     11.150%                    10.250% to 11.875%
Weighted Average Minimum Mortgage Rate                      2.520%                     2.250% to 2.750%

                                                CURRENT PRINCIPAL BALANCES

Range of Current                        Number of                   Aggregate                 Percentage of Mortgage
Principal Balances ($)               Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
$50,000.01 - $100,000.00                    1                          $59,412                         0.53            %
$100,000.01 - $150,000.00                   6                         $754,665                         6.72
$150,000.01 - $200,000.00                   2                         $365,956                         3.26
$200,000.01 - $250,000.00                   2                         $408,459                         3.64
$250,000.01 - $300,000.00                   1                         $265,890                         2.37
$300,000.01 - $350,000.00                   3                         $992,816                         8.84
$350,000.01 - $400,000.00                   5                       $1,894,360                        16.87
$400,000.01 - $450,000.00                   2                         $869,998                         7.75
$450,000.01 - $500,000.00                   4                       $1,880,235                        16.74
$500,000.01 - $550,000.00                   2                       $1,052,336                         9.37
$550,000.01 - $600,000.00                   2                       $1,167,631                        10.40
$600,000.01 - $650,000.00                   1                         $630,349                         5.61
$750,000.01 - $1,000,000.00                 1                         $887,697                         7.90
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                  CURRENT MORTGAGE RATES

                                        Number of                   Aggregate                 Percentage of Mortgage
Current Mortgage Rates(%)            Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
5.250                                       2                       $1,026,904                         9.14            %
5.500                                       1                         $389,890                         3.47
5.625                                       1                         $265,890                         2.37
5.750                                       7                       $1,994,334                        17.76
5.875                                       1                         $171,925                         1.53
6.000                                       2                       $1,081,728                         9.63
6.125                                       4                       $1,249,095                        11.12
6.250                                       1                         $203,315                         1.81
6.375                                       5                       $1,368,712                        12.19
6.500                                       2                       $1,003,124                         8.93
6.750                                       3                         $904,554                         8.05
6.875                                       3                       $1,570,331                        13.98
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                               MONTHS REMAINING TO MATURITY

Range of Months                         Number of                   Aggregate                 Percentage of Mortgage
Remaining to Maturity                Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
301 - 360                                  32                      $11,229,803                       100.00            %
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                               ORIGINAL LOAN-TO-VALUE RATIOS

Range of Original                       Number of                   Aggregate                 Percentage of Mortgage
Loan-to-Value Ratios(%)              Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
0.01 - 50.00                                2                         $262,727                         2.34            %
50.01 - 55.00                               3                         $891,577                         7.94
55.01 - 60.00                               1                         $630,349                         5.61
60.01 - 65.00                               2                         $853,150                         7.60
65.01 - 70.00                               2                         $825,407                         7.35
70.01 - 75.00                               4                       $1,791,059                        15.95
75.01 - 80.00                              17                       $5,850,623                        52.10
85.01 - 90.00                               1                         $124,911                         1.11
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                  GEOGRAPHIC DISTRIBUTION

                                        Number of                   Aggregate                 Percentage of Mortgage
State                                Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
Arizona                                     1                         $532,336                         4.74            %
California                                 12                       $4,812,226                        42.85
Colorado                                    2                         $830,317                         7.39
Connecticut                                 1                         $520,000                         4.63
Florida                                     2                         $577,582                         5.14
Georgia                                     8                       $1,316,887                        11.73
Illinois                                    1                         $587,071                         5.23
Indiana                                     1                         $100,854                         0.90
Nevada                                      1                         $487,835                         4.34
Tennessee                                   2                         $576,998                         5.14
Texas                                       1                         $887,697                         7.90
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                       PROPERTY TYPE

                                        Number of                   Aggregate                 Percentage of Mortgage
Property Type                        Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
Single Family Residence                    19                       $6,483,661                        57.74            %
Planned Unit Development                    9                       $3,090,640                        27.52
Low-rise Condominium                        3                       $1,223,847                        10.90
2-4 Unit Property                           1                         $431,655                         3.84
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                       LOAN PURPOSE

                                        Number of                   Aggregate                 Percentage of Mortgage
Loan Purpose                         Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
Refinance (rate/term)                      30                      $10,669,181                        95.01            %
Refinance (cash-out)                        2                         $560,622                         4.99
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                         OCCUPANCY

                                        Number of                   Aggregate                 Percentage of Mortgage
Occupancy Type                       Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
Owner Occupied                             31                      $11,026,488                        98.19            %
Secondary Residence                         1                         $203,315                         1.81
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                   DOCUMENTATION PROGRAM

                                        Number of                   Aggregate                 Percentage of Mortgage
Type of Program                      Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
Full/Alternative                           28                       $9,910,551                        88.25            %
Reduced                                     4                       $1,319,252                        11.75
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                       GROSS MARGIN

Range of                                Number of                   Aggregate                 Percentage of Mortgage
Gross Margin                         Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              32                      $11,229,803                          100            %
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                 NEXT RATE ADJUSTMENT DATE

Next Rate                               Number of                   Aggregate                 Percentage of Mortgage
Adjustment Date                      Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
November 2008                               3                         $524,739                         4.67            %
December 2008                               3                       $1,051,594                         9.36
January 2009                                8                       $2,732,709                        24.33
February 2009                               1                         $100,854                         0.9
April 2009                                  3                       $1,286,646                        11.46
May 2009                                    3                       $1,102,274                         9.82
June 2009                                   3                       $1,187,624                        10.58
July 2009                                   7                       $2,811,708                        25.04
January 2012                                1                         $431,655                         3.84
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                              MONTHS TO NEXT ADJUSTMENT DATE

Range of Number of Months to            Number of                   Aggregate                 Percentage of Mortgage
Next Adjustment Date (Months)        Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
50 - 55                                     6                       $1,576,333                        14.04            %
56 - 61                                    18                       $6,410,107                        57.08
62 - 67                                     7                       $2,811,708                        25.04
> 85                                        1                         $431,655                         3.84
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                   MAXIMUM MORTGAGE RATE

Range of Maximum                        Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
10.001 - 11.000                            14                       $4,930,671                        43.91            %
11.001 - 12.000                            18                       $6,299,131                        56.09
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                 INITIAL PERIODIC RATE CAP

Initial Periodic                        Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
5.000                                      32                      $11,229,803                       100.00            %
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                               SUBSEQUENT PERIODIC RATE CAP

Subsequent                              Number of                   Aggregate                 Percentage of Mortgage
Rate Cap(%)                          Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
2.000                                      32                      $11,229,803                       100.00            %
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                   MINIMUM MORTGAGE RATE

Range of Minimum                        Number of                   Aggregate                 Percentage of Mortgage
Mortgage Rates(%)                    Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
2.001 - 3.000                              32                      $11,229,803                       100.00            %
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================


                                                       LOAN PROGRAMS

                                        Number of                   Aggregate                 Percentage of Mortgage
Loan Programs                        Mortgage Loans             Principal Balance             Loans in Loan Group 7
----------------------------------------------------------------------------------------------------------------------
7/1 CMT                                    16                       $4,194,842                        37.35            %
7/1 LIBOR                                  15                       $6,603,306                        58.80
10/1 LIBOR                                  1                         $431,655                         3.84
----------------------------------------------------------------------------------------------------------------------
Total                                      32                      $11,229,803                       100.00            %
========================================================================================================================

                                                   EXHIBIT 2


THE                                                                                                     Distribution Date: 5/19/04
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


                                             Certificateholder Monthly Distribution Summary

                                                Certificate                                Pass
                              Class                Rate             Beginning            Through          Principal
Class      Cusip           Description             Type              Balance              Rate (%)      Distribution
--------------------------------------------------------------------------------------------------------------------------
1A1        12669CS92         Senior             Var-30/360         25,339,894.23         4.747367       1,884,601.88
2A1        12669CT26         Senior             Var-30/360         16,824,316.40         4.947632         794,523.12
3A1        12669CT34         Senior             Var-30/360          2,259,051.18         4.545027         410,434.76
4A1        12669CT42         Senior             Var-30/360          3,990,867.90         5.052531           4,668.11
5A1        12669CT59         Senior             Var-30/360         27,959,704.27         4.559148       2,357,079.16
6A1        12669CT67         Senior             Var-30/360         20,578,375.40         4.997974       2,462,836.96
7A1        12669CT75         Senior             Var-30/360         11,262,680.09         5.079212       2,288,590.11
1X         12669CT83         Strip IO           Var-30/360        130,354,959.52         1.151263               0.00
AR         12669CT91         Senior             Fix-30/360                  0.00         0.000000               0.00
--------------------------------------------------------------------------------------------------------------------------
M          12669CU24         Junior             Var-30/360          6,445,000.81         4.816722         286,142.90
B1         12669CU32         Junior             Var-30/360          5,555,843.15         4.816722         246,666.39
B2         12669CU40         Junior             Var-30/360          4,444,550.77         4.816722         197,327.61
B3         12669CX47         Junior             Var-30/360          2,888,988.94         4.816722         128,264.32
B4         12669CX54         Junior             Var-30/360          1,111,292.38         4.816722          49,338.77
B5         12669CX62         Junior             Var-30/360          1,694,394.01         4.816722          75,227.11
--------------------------------------------------------------------------------------------------------------------------
Totals                                                            130,354,959.53                       11,185,701.20
--------------------------------------------------------------------------------------------------------------------------




                                                                   Current                              Cumulative
                           Interest               Total           Realized              Ending           Realized
Class      Cusip         Distribution          Distribution        Losses               Balance           Losses
---------------------------------------------------------------------------------------------------------------------
1A1        12669CS92      98,510.45            1,983,112.33          0.00          23,455,292.35             0.00
2A1        12669CT26      69,367.10              863,890.22          0.00          16,029,793.28             0.00
3A1        12669CT34       7,962.09              418,396.85          0.00           1,848,616.41             0.00
4A1        12669CT42      16,803.32               21,471.43          0.00           3,986,199.79             0.00
5A1        12669CT59     105,612.94            2,462,692.10          0.00          25,602,625.11             0.00
6A1        12669CT67      85,015.39            2,547,852.36          0.00          18,115,538.43             0.00
7A1        12669CT75      45,408.98            2,333,999.09          0.00           8,974,089.98             0.00
1X         12669CT83     123,452.52              123,452.52          0.00         119,169,258.31             0.00
AR         12669CT91           0.00                    0.00          0.00                   0.00             0.00
---------------------------------------------------------------------------------------------------------------------
M          12669CU24      25,506.60              311,649.50          0.00           6,158,857.91             0.00
B1         12669CU32      21,987.69              268,654.07          0.00           5,309,176.76             0.00
B2         12669CU40      17,589.66              214,917.28          0.00           4,247,223.15             0.00
B3         12669CX47      11,433.40              139,697.72          0.00           2,760,724.61             0.00
B4         12669CX54       4,398.03               53,736.80          0.00           1,061,953.61             0.00
B5         12669CX62       6,705.70               81,932.81          0.00           1,619,166.90        99,800.48

Totals                   639,753.87           11,825,455.08          0.00         119,169,258.29        99,800.48




THE                                                                                                     Distribution Date: 5/19/04
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


                                                     Principal Distribution Detail


                           Original             Beginning        Scheduled                        Unscheduled         Net
                         Certificate          Certificate        Principal        Accretion        Principal       Principal
Class      Cusip            Balance              Balance        Distribution      Principal       Adjustments     Distribution
---------------------------------------------------------------------------------------------------------------------------------
1A1        2669CS92     128,416,000.00       25,339,894.23      1,884,601.88          0.00            0.00        1,884,601.88
2A1        2669CT26      41,831,000.00       16,824,316.40        794,523.12          0.00            0.00          794,523.12
3A1        2669CT34      10,406,000.00        2,259,051.18        410,434.76          0.00            0.00          410,434.76
4A1        2669CT42      41,736,000.00        3,990,867.90          4,668.11          0.00            0.00            4,668.11
5A1        2669CT59     204,316,000.00       27,959,704.27      2,357,079.16          0.00            0.00        2,357,079.16
6A1        2669CT67     178,300,000.00       20,578,375.40      2,462,836.96          0.00            0.00        2,462,836.96
7A1        2669CT75      77,399,000.00       11,262,680.09      2,288,590.11          0.00            0.00        2,288,590.11
1X         2669CT83     718,319,682.00      130,354,959.52              0.00          0.00            0.00                0.00
AR         2669CT91             100.00                0.00              0.00          0.00            0.00                0.00
---------------------------------------------------------------------------------------------------------------------------------
M          2669CU24      10,416,000.00        6,445,000.81        286,142.90          0.00            0.00          286,142.90
B1         2669CU32       8,979,000.00        5,555,843.15        246,666.39          0.00            0.00          246,666.39
B2         2669CU40       7,183,000.00        4,444,550.77        197,327.61          0.00            0.00          197,327.61
B3         2669CX47       4,669,000.00        2,888,988.94        128,264.32          0.00            0.00          128,264.32
B4         2669CX54       1,796,000.00        1,111,292.38         49,338.77          0.00            0.00           49,338.77
B5         2669CX62       2,872,582.06        1,694,394.01         75,227.11          0.00            0.00           75,227.11
---------------------------------------------------------------------------------------------------------------------------------
Totals                  718,319,682.06      130,354,959.53     11,185,701.20          0.00            0.00       11,185,701.20
---------------------------------------------------------------------------------------------------------------------------------


                                Current            Ending            Ending
                                Realized        Certificate       Certificate
Class      Cusip                Losses             Balance           Factor
---------------------------------------------------------------------------------
1A1        2669CS92               0.00         23,455,292.35     0.18265085622
2A1        2669CT26               0.00         16,029,793.28     0.38320368329
3A1        2669CT34               0.00          1,848,616.41     0.17764908820
4A1        2669CT42               0.00          3,986,199.79     0.09550986652
5A1        2669CT59               0.00         25,602,625.11     0.12530895822
6A1        2669CT67               0.00         18,115,538.43     0.10160144943
7A1        2669CT75               0.00          8,974,089.98     0.11594581303
1X         2669CT83               0.00        119,169,258.31     0.16590003211
AR         2669CT91               0.00                  0.00     0.00000000000
---------------------------------------------------------------------------------
M          2669CU24               0.00          6,158,857.91     0.59128820160
B1         2669CU32               0.00          5,309,176.76     0.59128820160
B2         2669CU40               0.00          4,247,223.15     0.59128820160
B3         2669CX47               0.00          2,760,724.61     0.59128820160
B4         2669CX54               0.00          1,061,953.61     0.59128820160
B5         2669CX62               0.00          1,619,166.90     0.56366253947
---------------------------------------------------------------------------------
Totals                            0.00        119,169,258.29
---------------------------------------------------------------------------------



THE                                                                                                     Distribution Date: 5/19/04
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318

                                                     Interest Distribution Detail

              Beginning           Pass          Accrued          Cumulative                         Total              Net
             Certificate         Through        Optimal            Unpaid         Deferred         Interest         Prepayment
Class          Balance           Rate (%)       Interest          Interest        Interest           Due           Int Shortfall
---------------------------------------------------------------------------------------------------------------------------------
1A1         25,339,894.23        4.747367      100,248.15           0.00            0.00          100,248.15         1,737.70
2A1         16,824,316.40        4.947632       69,367.10           0.00            0.00           69,367.10             0.00
3A1          2,259,051.18        4.545027        8,556.21           0.00            0.00            8,556.21           594.12
4A1          3,990,867.90        5.052531       16,803.32           0.00            0.00           16,803.32             0.00
5A1         27,959,704.27        4.559148      106,227.02           0.00            0.00          106,227.02           614.08
6A1         20,578,375.40        4.997974       85,708.49           0.00            0.00           85,708.49           693.10
7A1         11,262,680.09        5.079212       47,671.28           0.00            0.00           47,671.28         2,262.30
1X         130,354,959.52        1.151263      125,060.70           0.00            0.00          125,060.70         1,608.18
AR                   0.00        0.000000            0.00           0.00            0.00                0.00             0.00
---------------------------------------------------------------------------------------------------------------------------------
M            6,445,000.81        4.816722       25,869.81           0.00            0.00           25,869.81           363.21
B1           5,555,843.15        4.816722       22,300.79           0.00            0.00           22,300.79           313.10
B2           4,444,550.77        4.816722       17,840.14           0.00            0.00           17,840.14           250.48
B3           2,888,988.94        4.816722       11,596.21           0.00            0.00           11,596.21           162.81
B4           1,111,292.38        4.816722        4,460.66           0.00            0.00            4,460.66            62.63
B5           1,694,394.01        4.816722        6,801.19           0.00            0.00            6,801.19            95.49
---------------------------------------------------------------------------------------------------------------------------------
Totals     130,354,959.53                      648,511.07           0.00            0.00          648,511.07         8,757.20
---------------------------------------------------------------------------------------------------------------------------------


           Unscheduled
             Interest         Interest
Class       Adjustment          Paid
---------------------------------------
1A1            0.00           98,510.45
2A1            0.00           69,367.10
3A1            0.00            7,962.09
4A1            0.00           16,803.32
5A1            0.00          105,612.94
6A1            0.00           85,015.39
7A1            0.00           45,408.98
1X             0.00          123,452.52
AR             0.00                0.00
---------------------------------------
M              0.00           25,506.60
B1             0.00           21,987.69
B2             0.00           17,589.66
B3             0.00           11,433.40
B4             0.00            4,398.03
B5             0.00            6,705.70
---------------------------------------
Totals         0.00          639,753.87
---------------------------------------



THE                                                                                                     Distribution Date: 5/19/04
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318

                                                     Current Payment Information
                                                          Factors per $1,000


                                            Original                Beginning Cert.
                                           Certificate                 Notional               Principal           Interest
Class                 Cusip                  Balance                   Balance              Distribution        Distribution
--------------------------------------------------------------------------------------------------------------------------------
 1A1                 12669CS92            128,416,000.00            197.326612207           14.675755988        0.767119758
 2A1                 12669CT26             41,831,000.00            402.197327305           18.993644018        1.658270154
 3A1                 12669CT34             10,406,000.00            217.091214344           39.442126147        0.765143872
 4A1                 12669CT42             41,736,000.00             95.621715059            0.111848539        0.402609754
 5A1                 12669CT59            204,316,000.00            136.845397662           11.536439438        0.516909789
 6A1                 12669CT67            178,300,000.00            115.414332011           13.812882579        0.476810959
 7A1                 12669CT75             77,399,000.00            145.514542729           29.568729695        0.586686925
  1X                 12669CT83            718,319,682.00            181.472069869            0.000000000        0.171862916
  AR                 12669CT91                    100.00              0.000000000            0.000000000        0.000000000
--------------------------------------------------------------------------------------------------------------------------------
   M                 12669CU24             10,416,000.00            618.759677992           27.471476396        2.448790238
  B1                 12669CU32              8,979,000.00            618.759677992           27.471476396        2.448790238
  B2                 12669CU40              7,183,000.00            618.759677992           27.471476396        2.448790238
  B3                 12669CX47              4,669,000.00            618.759677992           27.471476396        2.448790238
  B4                 12669CX54              1,796,000.00            618.759677992           27.471476396        2.448790238
  B5                 12669CX62              2,872,582.06            589.850517018           26.187977549        2.334379953
--------------------------------------------------------------------------------------------------------------------------------
Totals                                    718,319,682.06            181.472069868           15.572037742        0.890625561
--------------------------------------------------------------------------------------------------------------------------------


                                               Ending Cert.                     Pass
                                                 Notional                     Through
Class                 Cusip                       Balance                      Rate (%)
----------------------------------------------------------------------------------------
 1A1                 12669CS92                  182.650856219                 4.747367
 2A1                 12669CT26                  383.203683288                 4.947632
 3A1                 12669CT34                  177.649088197                 4.545027
 4A1                 12669CT42                   95.509866520                 5.052531
 5A1                 12669CT59                  125.308958224                 4.559148
 6A1                 12669CT67                  101.601449432                 4.997974
 7A1                 12669CT75                  115.945813035                 5.079212
  1X                 12669CT83                  165.900032111                 1.151263
  AR                 12669CT91                    0.000000000                 0.000000
----------------------------------------------------------------------------------------
   M                 12669CU24                  591.288201596                 4.816722
  B1                 12669CU32                  591.288201596                 4.816722
  B2                 12669CU40                  591.288201596                 4.816722
  B3                 12669CX47                  591.288201596                 4.816722
  B4                 12669CX54                  591.288201596                 4.816722
  B5                 12669CX62                  563.662539469                 4.816722
----------------------------------------------------------------------------------------
Totals                                          165.900032070
----------------------------------------------------------------------------------------


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


Pool Level Data

Distribution Date                                                                                                         5/19/04
Cut-off Date                                                                                                              7/ 1/02
Determination Date                                                                                                        5/ 1/04
Accrual Period 30/360                                         Begin                                                       4/ 1/04
                                                              End                                                         5/ 1/04
Number of Days in 30/360 Accrual Period                                                                                        30


------------------------------------------------------------
                         Collateral Information
------------------------------------------------------------

Group 1
-------

Cut-Off Date Balance                                                                                               135,174,249.74

Beginning Aggregate Pool Stated Principal Balance                                                                   29,925,593.15
Ending Aggregate Pool Stated Principal Balance                                                                      27,884,614.89

Beginning Aggregate Loan Count                                                                                                 65
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 5
Ending Aggregate Loan Count                                                                                                    60

Beginning Weighted Average Loan Rate (WAC)                                                                              6.006358%
Ending Weighted Average Loan Rate (WAC)                                                                                 6.002477%

Beginning Net Weighted Average Loan Rate                                                                                5.738228%
Ending Net Weighted Average Loan Rate                                                                                   5.743477%

Weighted Average Maturity (WAM) (Months)                                                                                      336

Servicer Advances                                                                                                       12,692.90

Aggregate Pool Prepayment                                                                                            2,008,681.75
Pool Prepayment Rate                                                                                                  56.6000 CPR


Group 2
-------

Cut-Off Date Balance                                                                                                44,032,246.49

Beginning Aggregate Pool Stated Principal Balance                                                                   18,388,467.83
Ending Aggregate Pool Stated Principal Balance                                                                      17,558,652.00

Beginning Aggregate Loan Count                                                                                                126


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


Group 2
-------

Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 5
Ending Aggregate Loan Count                                                                                                   121

Beginning Weighted Average Loan Rate (WAC)                                                                              5.686578%
Ending Weighted Average Loan Rate (WAC)                                                                                 5.682378%

Beginning Net Weighted Average Loan Rate                                                                                5.241230%
Ending Net Weighted Average Loan Rate                                                                                   5.234211%

Weighted Average Maturity (WAM) (Months)                                                                                      335

Servicer Advances                                                                                                       11,402.38

Aggregate Pool Prepayment                                                                                              808,165.41
Pool Prepayment Rate                                                                                                  41.7243 CPR


Group 3
-------

Cut-Off Date Balance                                                                                                10,953,895.96

Beginning Aggregate Pool Stated Principal Balance                                                                    2,685,379.90
Ending Aggregate Pool Stated Principal Balance                                                                       2,239,555.80

Beginning Aggregate Loan Count                                                                                                  6
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 1
Ending Aggregate Loan Count                                                                                                     5

Beginning Weighted Average Loan Rate (WAC)                                                                              6.076027%
Ending Weighted Average Loan Rate (WAC)                                                                                 6.140490%

Beginning Net Weighted Average Loan Rate                                                                                5.817027%
Ending Net Weighted Average Loan Rate                                                                                   5.881490%

Weighted Average Maturity (WAM) (Months)                                                                                      337

Servicer Advances                                                                                                        2,364.82

Aggregate Pool Prepayment                                                                                              443,326.27
Pool Prepayment Rate                                                                                                  88.5522 CPR


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318



Group 4
-------

Cut-Off Date Balance                                                                                                43,932,837.94

Beginning Aggregate Pool Stated Principal Balance                                                                    5,231,329.50
Ending Aggregate Pool Stated Principal Balance                                                                       5,226,033.49

Beginning Aggregate Loan Count                                                                                                 16
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 0
Ending Aggregate Loan Count                                                                                                    16

Beginning Weighted Average Loan Rate (WAC)                                                                              6.718602%
Ending Weighted Average Loan Rate (WAC)                                                                                 6.718615%

Beginning Net Weighted Average Loan Rate                                                                                6.459602%
Ending Net Weighted Average Loan Rate                                                                                   6.459615%

Weighted Average Maturity (WAM) (Months)                                                                                      336

Servicer Advances                                                                                                        2,601.44

Aggregate Pool Prepayment                                                                                                   -0.10
Pool Prepayment Rate                                                                                                   0.0000 CPR


Group 5
-------

Cut-Off Date Balance                                                                                               215,069,821.56

Beginning Aggregate Pool Stated Principal Balance                                                                   34,479,979.61
Ending Aggregate Pool Stated Principal Balance                                                                      31,876,762.03

Beginning Aggregate Loan Count                                                                                                 83
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                 6
Ending Aggregate Loan Count                                                                                                    77

Beginning Weighted Average Loan Rate (WAC)                                                                              6.262800%
Ending Weighted Average Loan Rate (WAC)                                                                                 6.263124%

Beginning Net Weighted Average Loan Rate                                                                                5.980329%
Ending Net Weighted Average Loan Rate                                                                                   5.978763%

Weighted Average Maturity (WAM) (Months)                                                                                      337

Servicer Advances                                                                                                       22,060.60


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


Group 5
-------

Aggregate Pool Prepayment                                                                                           2,568,916.34
Pool Prepayment Rate                                                                                                 60.5476 CPR


Group 6
-------

Cut-Off Date Balance                                                                                              187,683,723.91

Beginning Aggregate Pool Stated Principal Balance                                                                  25,898,595.35
Ending Aggregate Pool Stated Principal Balance                                                                     23,153,837.38

Beginning Aggregate Loan Count                                                                                                61
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                6
Ending Aggregate Loan Count                                                                                                   55

Beginning Weighted Average Loan Rate (WAC)                                                                             6.950012%
Ending Weighted Average Loan Rate (WAC)                                                                                6.943811%

Beginning Net Weighted Average Loan Rate                                                                               6.691012%
Ending Net Weighted Average Loan Rate                                                                                  6.684811%

Weighted Average Maturity (WAM) (Months)                                                                                     336

Servicer Advances                                                                                                       9,055.09

Aggregate Pool Prepayment                                                                                           2,737,569.06
Pool Prepayment Rate                                                                                                 73.8418 CPR


Group 7
-------

Cut-Off Date Balance                                                                                               81,472,906.46

Beginning Aggregate Pool Stated Principal Balance                                                                  13,745,614.18
Ending Aggregate Pool Stated Principal Balance                                                                     11,229,802.72

Beginning Aggregate Loan Count                                                                                                39
Loans Paid Off or Otherwise Removed Pursuant to Pooling and Servicing Agreement                                                7
Ending Aggregate Loan Count                                                                                                   32

Beginning Weighted Average Loan Rate (WAC)                                                                             6.187603%
Ending Weighted Average Loan Rate (WAC)                                                                                6.150434%


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318



Group 7
-------

Beginning Net Weighted Average Loan Rate                                                                                5.908252%
Ending Net Weighted Average Loan Rate                                                                                   5.870830%

Weighted Average Maturity (WAM) (Months)                                                                                      335

Servicer Advances                                                                                                        3,234.71

Aggregate Pool Prepayment                                                                                            2,503,417.38
Pool Prepayment Rate                                                                                                  91.0629 CPR




------------------------------------------------------------
                         Certificate Information
------------------------------------------------------------

Group 1
-------

Senior Percentage                                                                                                  92.3381653726%
Senior Prepayment Percentage                                                                                       92.3381653726%

Subordinate Percentage                                                                                              7.6618346274%
Subordinate Prepayment Percentage                                                                                   7.6618346274%

Group 2
-------

Senior Percentage                                                                                                  95.7469228922%
Senior Prepayment Percentage                                                                                       95.7469228922%

Subordinate Percentage                                                                                              4.2530771078%
Subordinate Prepayment Percentage                                                                                   4.2530771078%

Group 3
-------

Senior Percentage                                                                                                  92.0620407649%
Senior Prepayment Percentage                                                                                       92.0620407649%

Subordinate Percentage                                                                                              7.9379592351%
Subordinate Prepayment Percentage                                                                                   7.9379592351%



THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318



Group 4
-------

Senior Percentage                                                                                                  88.1439163764%
Senior Prepayment Percentage                                                                                       88.1439163764%

Subordinate Percentage                                                                                             11.8560836236%
Subordinate Prepayment Percentage                                                                                  11.8560836236%

Group 5
-------

Senior Percentage                                                                                                  90.5448387513%
Senior Prepayment Percentage                                                                                       90.5448387513%

Subordinate Percentage                                                                                              9.4551612487%
Subordinate Prepayment Percentage                                                                                   9.4551612487%

Group 6
-------
Senior Percentage                                                                                                  89.7287480644%
Senior Prepayment Percentage                                                                                       89.7287480644%

Subordinate Percentage                                                                                             10.2712519356%
Subordinate Prepayment Percentage                                                                                  10.2712519356%

Group 7
-------

Senior Percentage                                                                                                  90.9682679334%
Senior Prepayment Percentage                                                                                       90.9682679334%

Subordinate Percentage                                                                                              9.0317320666%
Subordinate Prepayment Percentage                                                                                   9.0317320666%


Certificate Account

Beginning Balance                                                                                                            0.00

Deposit
Payments of Interest and Principal                                                                                  11,841,888.67
Liquidation Proceeds                                                                                                         0.00
All Other Proceeds                                                                                                           0.00
Other Amounts                                                                                                                0.00

Total Deposits                                                                                                      11,841,888.67

                                                     Page 6



THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


Withdrawals

Reimbursement of Servicer Advances                                                                                           0.00
Payment of Master Servicer Fees                                                                                         14,714.45
Payment of Sub Servicer Fees                                                                                             1,719.14
Payment of Other Fees                                                                                                        0.00
Payment of Insurance Premium(s)                                                                                              0.00
Payment of Personal Mortgage Insurance                                                                                   1,719.14
Other Permitted Withdrawal per the Pooling and Service Agreement                                                             0.00
Payment of Principal and Interest                                                                                   11,825,455.08
                                                                                                                    -------------
Total Withdrawals                                                                                                   11,843,607.81

Ending Balance                                                                                                               0.00


Master Servicing Fees Paid                                                                                              14,714.45
Personal Mortgage Insurance Fees Paid                                                                                    1,719.14
                                                                                                                        ---------
Total Fees                                                                                                              16,433.59


------------------------------------------------------------
                         Delinquency Information
------------------------------------------------------------


Group 1
-------

Delinquency                                      30-59 Days          60-89 Days        90+ Days                            Totals
-----------                                      ----------          ----------        --------                            ------

Scheduled Principal Balance                      1,647,468.97        362,416.38            0.00                      2,009,885.35
Percentage of Total Pool Balance                    5.908165%         1.299700%       0.000000%                         7.207865%
Number of Loans                                             4                 1               0                                 5
Percentage of Total Loans                           6.666667%         1.666667%       0.000000%                         8.333333%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%



THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


Bankruptcy
----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00

Group 2
-------

Delinquency                                     30-59 Days         60-89 Days      90+ Days                                Totals
-----------                                     ----------         ---------       --------                                ------

Scheduled Principal Balance                     482,985.56        288,641.17       204,354.83                          975,981.56
Percentage of Total Pool Balance                 2.750698%         1.643869%        1.163841%                           5.558408%
Number of Loans                                          3                 2                1                                   6
Percentage of Total Loans                        2.479339%         1.652893%        0.826446%                           4.958678%

Foreclosure
-----------

Scheduled Principal Balance                                                                                            560,107.36
Percentage of Total Pool Balance                                                                                        3.189922%
Number of Loans                                                                                                                 3
Percentage of Total Loans                                                                                               2.479339%

Bankruptcy
----------
Scheduled Principal Balance                                                                                            329,007.48
Percentage of Total Pool Balance                                                                                        1.873763%
Number of Loans                                                                                                                 2
Percentage of Total Loans                                                                                               1.652893%


                                                              Page 8


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318



REO
---
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                   72,047.28

Group 3
-------

Delinquency                                      30-59 Days       60-89 Days       90+ Days                                Totals
-----------                                      ----------       ----------       --------                                ------

Scheduled Principal Balance                      379,863.61            0.00             0.00                           379,863.61
Percentage of Total Pool Balance                 16.961560%       0.000000%        0.000000%                           16.961560%
Number of Loans                                           1               0                0                                    1
Percentage of Total Loans                        20.000000%       0.000000%        0.000000%                           20.000000%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00

Group 4
-------

Delinquency                                      30-59 Days        60-89 Days      90+ Days                                Totals
-----------                                      ----------        ----------      --------                                ------

Scheduled Principal Balance                           0.00        387,303.19            0.00                           387,303.19
Percentage of Total Pool Balance                 0.000000%         7.411035%       0.000000%                            7.411035%
Number of Loans                                          0                 1               0                                    1
Percentage of Total Loans                        0.000000%         6.250000%       0.000000%                            6.250000%

Foreclosure
-----------
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00

                                                                  Page 10



THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


Group 5
-------

Delinquency                                      30-59 Days        60-89 Days       90+ Days                               Totals
-----------                                      ----------        ----------       --------                               ------

Scheduled Principal Balance                      1,951,210.50      352,085.55            0.00                        2,303,296.05
Percentage of Total Pool Balance                    6.121106%       1.104521%       0.000000%                           7.225627%
Number of Loans                                             4               1               0                                   5
Percentage of Total Loans                           5.194805%       1.298701%       0.000000%                           6.493506%

Foreclosure
-----------
Scheduled Principal Balance                                                                                            725,871.11
Percentage of Total Pool Balance                                                                                        2.277117%
Number of Loans                                                                                                                 2
Percentage of Total Loans                                                                                               2.597403%

Bankruptcy
----------

Scheduled Principal Balance                                                                                            368,876.27
Percentage of Total Pool Balance                                                                                        1.157195%
Number of Loans                                                                                                                 1
Percentage of Total Loans                                                                                               1.298701%

REO
---
Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00

Group 6
-------


                                                              Page 11


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


Delinquency                                      30-59 Days       60-89 Days        90+ Days                               Totals
-----------                                      ----------       ----------        --------                               ------

Scheduled Principal Balance                      507,105.83       430,795.30             0.00                          937,901.13
Percentage of Total Pool Balance                  2.190159%        1.860578%        0.000000%                           4.050737%
Number of Loans                                           1                1                0                                   2
Percentage of Total Loans                         1.818182%        1.818182%        0.000000%                           3.636364%

Foreclosure
-----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---

Scheduled Principal Balance                                                                                            396,000.00
Percentage of Total Pool Balance                                                                                        1.710300%
Number of Loans                                                                                                                 1
Percentage of Total Loans                                                                                               1.818182%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                   27,753.04

Group 7
-------

Delinquency                                      30-59 Days        60-89 Days        90+ Days                               Totals
-----------                                      ----------        ----------        --------                               ------
Scheduled Principal Balance                      487,834.91              0.00             0.00                          487,834.91
Percentage of Total Pool Balance                  4.344109%         0.000000%        0.000000%                           4.344109%
Number of Loans                                           1                 0                0                                   1
Percentage of Total Loans                         3.125000%         0.000000%        0.000000%                           3.125000%



THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318


Foreclosure
-----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Bankruptcy
----------

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

REO
---

Scheduled Principal Balance                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%
Number of Loans                                                                                                                 0
Percentage of Total Loans                                                                                               0.000000%

Book Value of all REO Loans                                                                                                  0.00
Percentage of Total Pool Balance                                                                                        0.000000%

Current Realized Losses                                                                                                      0.00
Additional Gains (Recoveries)/Losses                                                                                         0.00
Total Realized Losses                                                                                                        0.00



------------------------------------------------------------
        Subordination/Credit Enhancement Information
------------------------------------------------------------




Protection                                                                                   Original                     Current

Bankruptcy Loss                                                                                  0.00                        0.00
Bankruptcy Percentage                                                                       0.000000%                   0.000000%
Credit/Fraud Loss                                                                                0.00                7,183,196.82
Credit/Fraud Loss Percentage                                                                0.000000%                   6.027726%
Special Hazard Loss                                                                              0.00                        0.00
Special Hazard Loss Percentage                                                              0.000000%                   0.000000%




                                                          Page 13


THE
BANK OF
NEW
YORK
101 Barclay St., 8W
New York, NY 10286
                                                   Countrywide Home Loans Servicing LP
Officer:      Courtney Bartholomew                   CHL Mortgage Pass-Through Trust
              212-815-3236                                  Series 2002-HYB2
Associate:    AnnMarie Cassano
              212-815-8318



Credit Support                                                                              Original                   Current
--------------                                                                              --------                   -------

Class A                                                                               682,404,100.00               98,012,155.35
Class A Percentage                                                                        95.000056%                  82.246174%

Class M                                                                                10,416,000.00                6,158,857.91
Class M Percentage                                                                         1.450051%                   5.168160%

Class B1                                                                                8,979,000.00                5,309,176.76
Class B1 Percentage                                                                        1.250001%                   4.455156%

Class B2                                                                                7,183,000.00                4,247,223.15
Class B2 Percentage                                                                        0.999973%                   3.564026%

Class B3                                                                                4,669,000.00                2,760,724.61
Class B3 Percentage                                                                        0.649989%                   2.316642%

Class B4                                                                                1,796,000.00                1,061,953.61
Class B4 Percentage                                                                        0.250028%                   0.891131%

Class B5                                                                                2,872,582.06                1,619,166.90
Class B5 Percentage                                                                        0.399903%                   1.358712%



------------------------------------------------------------
               Compensating Interest Detail
------------------------------------------------------------


Total Gross Prepayment Interest Shortfall                                                                              23,471.65
Compensation for Gross PPIS from Servicing Fees                                                                        14,714.45

Total Net PPIS (Non-Supported PPIS)                                                                                     8,757.20








                                                          Page 14
